Form of Warrant

                                     WARRANT

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THAT ACT AND SUCH LAWS.


No. WR-[__]                                                    February 26, 1999


                               MORTGAGE.COM, INC.
                          COMMON STOCK PURCHASE WARRANT

         6,668 shares of Common Stock, $.01 par value per share, subject to adjustments as set forth herein.

         This Common Stock Purchase Warrant certifies that [______________________] (the "Purchaser") or registered assigns, is entitled at any time on or after the date hereof and prior to 5:00 p.m. (New York, New York time) on the Expiration Date, to purchase from Mortgage.com, Inc. (the "Company"), up to an aggregate of 6,668 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), at a purchase price of $30.00 per share of Common Stock (the "Exercise Price"); provided that the initial number of shares in the amount of 6,668 may be reduced by one-half in accordance with the provisions of Section 3.06 below. The number of shares of Common Stock that may be purchased upon exercise of this Warrant set forth above, and the Exercise Price per share of Common Stock set forth above, are subject to adjustment as hereinafter provided.

         This Common Stock Purchase Warrant is issued pursuant to that certain $8,000,000 Note Purchase Agreement, dated as of February 26, 1999, among the Company and certain Persons named therein (the "Purchase Agreement"), and it is subject to all of the terms, provisions and conditions thereof, which Purchase Agreement is hereby incorporated herein by reference and made a part hereof and to which Purchase Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holder of this Warrant. Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement. Copies of the Purchase Agreement are on file at the office of the Company as set forth herein.


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1.       EXERCISE OF WARRANTS; EXERCISE PRICE

         1.01. Exercise of Warrants. At any time on or after the earlier of (x) February 26, 2001, (y) the effectiveness of the Initial Public Offering (as hereinafter defined) and (z) a merger of the Company with or into any other corporation, the conveyance transfer or lease of substantially all of its assets in a single transaction or series of transactions, or a sale, in one or more transactions of more than 50% of the Common Stock of the Company on a fully diluted basis; and prior to the Expiration Date, the holder of this Warrant may exercise the rights evidenced hereby in whole or in part, by surrender of this Warrant, with an election to purchase (a form of which is attached hereto in Exhibit A) attached thereto duly executed, to the Company at its office referred to in Section 5.03 hereof, together with payment of the Exercise Price (payable as set forth below) for each share of Common Stock as to which this Warrants is exercised. The Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company, (b) by delivery of Warrants to the Company for cancellation in accordance with the following formula: in exchange for each share of Common Stock issuable upon exercise of each Warrant any holder thereof so delivers for cancellation, such holder shall receive such number of shares of Common Stock as is equal to the product of (i) the number of shares of Common Stock issuable upon exercise of such Warrant at such time multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at such time minus the Exercise Price per share of Common Stock at such time, and the denominator of which is the Fair Market Value per share of Common Stock at such time, or (c) by cancellation of amounts outstanding (whether in respect of principal or interest) under the Notes in an amount equal to the aggregate Exercise Price for the shares of Common Stock to be purchased on such date upon delivery of such Notes to the Company for cancellation and reissuance in the appropriate lesser principal amounts.

         1.02. Issuance of Common Stock. Upon timely receipt of this Warrant, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for each of the shares to be purchased in the manner provided in Section 1.01 and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 2.03 hereof), the Company shall thereupon promptly cause certificates for the number of shares of Common Stock then being purchased to be delivered to or upon the order of the registered holder of this Warrant.

         1.03. Unexercised Warrants. In case the registered holder of this Warrant shall purchase less than all the shares of Common Stock purchasable thereunder, a new Warrant evidencing the right to purchase the remaining shares of Common Stock

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thereunder shall be issued by the Company to the registered holder of this
Warrant or to its duly authorized assigns.

         1.04. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of this Warrant shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated the date upon which this Warrant was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Exercise Price (and any applicable transfer taxes, if payable by such Person) was made in accordance with the terms hereof. Prior to exercise, the holder of this Warrant shall not be entitled to any rights of a stockholder of the Company with respect to the shares for which this Warrant shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions (except as otherwise provided in the Purchase Agreement) and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in any other applicable agreement between the Company and such holder.

2.       RESERVATION OF COMMON STOCK; TRANSFER OF WARRANTS; TRANSFER
         TAXES

         2.01. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be the maximum amount which may be required to effect the exercise of all outstanding Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then outstanding Warrants, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         2.02. Common Stock to be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates for such shares, shall be duly and validly authorized and issued and fully paid and nonassessable and the issuance of such shares will not be subject to preemptive or other similar contractual rights of any other stockholder of the Company.

         2.03. Transfer, Split Up, etc. This Warrant, with or without any Warrants, may be transferred, split up, combined or exchanged for another Warrant or Warrants, entitling the registered holder or transferee thereof to purchase a like

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number of shares of Common Stock as the Warrant or Warrants surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender the Warrant or Warrants to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 5.03 hereof. Thereupon the Company shall deliver promptly to the Person entitled thereto (as set forth in the written notice) a Warrant or Warrants, as the case may be, as so requested.

         2.04. Transfer Taxes. The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of (a) each Warrant and (b) each share of Common Stock issued upon the exercise of any Warrant. The Company shall not, however, be required to (y) pay any transfer tax that may be payable in respect of the transfer or delivery of Warrants or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of any Warrant surrendered for exercise or
(z) issue or deliver any such certificates for shares of Common Stock upon the exercise of any Warrant until any such tax shall have been paid (any such tax being payable by the holder of such Warrant at the time of surrender).

3.       ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES;
         FRACTIONAL SHARES

         3.01. Mechanical Adjustments. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                  (a) Dividends, Subdivisions and Combinations. In the event that the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be proportionately adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, (y) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event and
(z) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. An adjustment made pursuant to this
Section 3.01(a) shall become effective on the effective date of such event.

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

                  (b) Distribution of Property. In the event that the Company shall distribute to all holders of shares of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) shares of stock (other than Common Stock), evidences of its indebtedness, other assets (excluding (i) any distribution or dividend resulting in a distribution pursuant to Section 3.04 and (ii) dividends referred to in Section 3.01(a)(i) hereof), or rights, options, warrants or convertible or exchangeable securities (excluding those referred to in Section 3.01(c) hereof) then in each case, the Exercise Price to be in effect after the record date in respect of which such stock, indebtedness, other assets, rights, options, warrants or securities were issued shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, (y) the numerator of which shall be the Exercise Price in effect immediately prior to such record date minus the then fair value (as determined in good faith and on a reasonable basis by the Board of Directors) of the portion of the shares of stock or assets or evidences of indebtedness so distributed or of such rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock and (z) the denominator of which shall be the Exercise Price in effect immediately prior to such record date. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution.

                  (c)      Issuances of Common Stock and Other Securities.

                           (i) In the event that the Company shall issue or sell
shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for no consideration or at a "price per share" of Common Stock lower than the Exercise Price then in effect on the date of such issuance or sale, then in each case, the Exercise Price to be in effect immediately after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (y) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of additional shares the Aggregate Consideration Receivable (as defined below) would purchase at the Exercise Price in effect immediately prior to such issuance or sale and (z) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of additional shares of Common Stock so issued or sold (or initially issuable pursuant to such rights, options, or warrants or into which such convertible or exchangeable securities are initially convertible or exchangeable).

                           (ii) In the case of rights, options, warrants or
convertible or exchangeable securities, the "price per share" of Common Stock referred to above

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shall be determined by dividing (A) the Aggregate Consideration Receivable in respect of such rights, options, warrants or convertible or exchangeable securities by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities.

                           (iii) "Aggregate Consideration Receivable", in the
case of a sale of shares of Common Stock, means the aggregate amount paid to the Company in connection therewith and, in the case of an issuance or sale of rights, options, warrants, or convertible or exchangeable securities, means the aggregate amount paid to the Company for such rights, options, warrants or convertible or exchangeable securities, plus the aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be payable for the shares of Common Stock covered thereby.

                           (iv) In the event that the Company shall issue and
sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share" of Common Stock and the "Aggregate Consideration Receivable", the Board of Directors shall determine, in good faith and on a reasonable basis, the fair value of such property.

                  (d) Consolidation and Merger. In the event that there shall be
(i) any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a merger in which the Company is the surviving corporation and that does not result in any reclassification or change of shares of Common Stock outstanding immediately prior to such merger), (ii) any sale or conveyance to another corporation of the property of the Company substantially as an entirety, or (iii) any reclassification of the Common Stock that results in the issuance of other securities of the Company, then, in addition to and notwithstanding any other rights provided to the holder this Warrant upon such occurrence, lawful provision shall be made as a part of the terms of such transaction so that such holder shall thereafter have the right to purchase the number and kind of shares of stock (and/or other securities, cash, property or rights) receivable upon such consolidation, merger, sale, conveyance or reclassification by a holder of such number of shares of Common Stock as such holder would have had the right to acquire upon the exercise of this Warrant immediately prior to such consolidation, merger, sale or conveyance at the Exercise Price then in effect.

                  (e) De Minimis Changes in Exercise Price. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of the Exercise Price, provided, however, that

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any adjustments that, at the time of the calculation thereof, are less than one percent (1%) of the Exercise Price, at such time and by reason of this Section 3.01(e) are not required to be made at such time shall be carried forward and added to any subsequent adjustment or adjustments for purposes of determining whether such subsequent adjustments, as so supplemented, exceed the one percent (1%) amount set forth herein and, if any such subsequent adjustment, as so supplemented or otherwise, should exceed such one percent (1%) amount, all adjustments deferred prior thereto and not previously made shall then be made. In any case, all such adjustments being carried forward pursuant to this Section 3.01(e) shall be given effect upon the exercise of this Warrant by the holder hereof for purposes of determining the Exercise Price thereof and the number of shares of Common Stock then issuable upon such exercise. All calculations shall be made to the nearest one- millionth of a Dollar ($.000001).

                  (f) Adjustment of Number of Shares Issuable Pursuant to this Warrant. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 3.01 or as a result of the occurrence of the Initial Public Offering, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-thousandth) obtained by (i) multiplying the number of shares of Common Stock covered by this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. Subsequent to any adjustment made to the Exercise Price hereunder, this Warrant shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of Common Stock determined to be purchasable from time to time hereunder upon exercise of this Warrant, all subject to further adjustment as provided herein. Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of this Warrant, this Warrant and any Warrants theretofore or thereafter issued in replacement hereof may continue to express the Exercise Price per share of Common Stock and the number of shares of Common Stock that were expressed upon the initial issuance of this Warrant under the Purchase Agreement.

                  (g) Miscellaneous. Adjustments shall be made pursuant to this
Section 3.01 successively whenever any of the events referred to in Section 3.01(a) through Section 3.01(d) inclusive hereof shall occur. If this Warrant shall be exercised subsequent to the record date for any of the events referred to in this Section 3.01, but prior to the effective date thereof, appropriate adjustments shall be made immediately after such effective date so that the holder of this Warrant on such record date shall have received, in the aggregate, the kind and number of shares of Common Stock or other securities or assets that it would have owned or been entitled to receive on such effective date had this Warrant been exercised prior to such record

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date. Shares of Common Stock owned by or held for the account of the Company shall not, for purposes of the adjustments set forth in this Section 3.01 be deemed outstanding.

                  (h) Expiration of Rights, Options, etc. Upon the expiration of any rights, options, warrants or conversion or exchange privileges referred to above in this Section 3.01, without the full exercise thereof, the Exercise Price, and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as such Exercise Price and such number of shares of Common Stock would have been had they been originally adjusted as if (i) the only shares of Common Stock available to be purchased upon exercise of such rights, options, warrants or conversion or exchange privileges were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the reduction initially made in respect of the issuance, sale, or grant of such rights, options, warrants or conversion of exchange privileges.

                  (i) Other Securities. In the event that at any time, as a result of an adjustment made pursuant to Section 3.01, the holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, the number or amount of such other securities so purchasable and the purchase price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in Section 3.01(a) through Section 3.01(d), inclusive, and all other relevant provisions of this Section 3.01 that are applicable to shares of Common Stock shall be applicable to such other securities.

                  (j) Notice of Adjustment. Whenever the number of shares of Common Stock issuable upon the exercise of this Warrant or the Exercise Price in respect thereof is adjusted, as herein provided, the Company shall promptly give to the holder of this Warrant, notice of such adjustment or adjustments and shall promptly deliver to such holder a certificate of the Company's chief financial officer setting forth (i) the number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, (ii) a brief statement of the facts requiring such adjustment, and (iii) the computation by which such adjustment was made. So long as this Warrant is outstanding, within 90 days of the end of each

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fiscal year of the Company, the Company shall deliver to the holder a certificate of a firm of independent public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth (i) the number of shares of Common Stock issuable upon the exercise of this Warrant and the Exercise Price of such shares as of the end of such fiscal year, (ii) a brief statement of the facts requiring each such adjustment required to be made in such fiscal year and (iii) the computation by which each such adjustment was made.

         3.02. Elimination of Fractional Interests. The Company shall not be required upon the exercise of this Warrant to issue stock certificates representing fractions of shares of Common Stock, but shall instead pay in cash, in lieu of any fractional shares of Common Stock to which such holder would otherwise be entitled if such fractional shares were issuable, an amount equal to the Fair Market Value per share of Common Stock as of the date of such exercise.

         3.03. Right of Action. All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrants and any registered holder of any Warrant, without the consent of the holder of any other Warrant, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants held by it in the manner provided therein.

         3.04. Distributions. In the event that the Company shall distribute to all holders of shares of Common Stock (including, without limitation, any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) cash or cash equivalents, then in each case the holders of the Warrants shall be entitled to receive from the Company the same amount of cash or cash equivalents that would have been distributed to such holders if such Warrants had been exercised immediately prior to the record date for such distribution. Such distribution to the holders of the Warrants shall be made whenever any such distribution is made to the holders of shares of Common Stock.

         3.05. Exceptions to Antidilution Adjustments. Notwithstanding the foregoing, no adjustments shall be made under Section 3.01 in respect of (a) shares of Common Stock, or options exercisable therefor, issued or to be issued under the Stock Option Plan, (b) Series A Preferred Stock issued upon any subdivision or combination of shares of Series A Preferred Stock, (c) Series B Preferred Stock issued upon any subdivision or combination of shares of Series B Preferred Stock, (d) Series C Preferred Stock issued upon any subdivision or combination of shares of Series C Preferred Stock, (e) Series D Preferred Stock issued upon any subdivision or combination of shares of Series D Preferred Stock, (f) Special Preferred Stock (Northern California Division) issued upon any subdivision or combination of shares

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of Special Preferred Stock (Northern California Division), (g) shares of Common
Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Special Preferred Stock (Northern California Division), (h) 247,500 shares of Common Stock issuable upon exercise of the warrants held by the former 14% Subordinated Debenture Holders and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (i) 500,000 shares of Common Stock issuable upon exercise of the warrants held by Superior Bank, F.S.B., and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (j) 13,333 shares of Common Stock issuable upon the conversion of the 12% Subordinated Debentures and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (k)25,000 shares of Common Stock issuable upon the exercise of the Buscema Options and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (l) 100,000 shares of Common Stock issuable to Jason Massey, John Tomko and Dennis Brunelle pursuant to the Second Amendment to Agreement for the Operation of the First Realty Network, Inc., among the Company, Realeads, U.S.A., Inc., First Realty Network, Inc., Consumer Real Estate Research, Inc., and John Tomko, Jason Massey, and Dennis Brunelle, dated on or about December 5, 1996, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (m) 132,455 shares of Common Stock issuable upon exercise of the warrants held by George A. Naddaff (other than as a former 14% Subordinated Debenture Holder), and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (n) 92,436 shares of Common Stock issuable upon exercise of the warrants held by Raymond James & Associates, Inc., and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (o) 50,000 shares of Common Stock issuable upon exercise of the warrants held by former holders of 12% Senior Subordinated Convertible Notes dated August 31, 1997, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (p) 66,667 shares of Common Stock issuable upon exercise of the warrants held by former holders of 12% Senior Subordinated Convertible Notes dated January 30, 1998, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (q) 100,000 shares of Common Stock issuable pursuant to the exercise of warrants to be earned under the Option Agreement dated January 28, 1998, among the Company, Kyle Meyer, Andrew Heller, John T. Rodgers and RM Holdings, Inc., and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (r) 36,000 shares of Common Stock issuable upon exercise of warrants held by FMN Associates,

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Ltd., and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (s) 100,000 shares of Common Stock issuable pursuant to the Domain Name Assignment Agreement dated as of January 1, 1999, between the Company and Credit.com, LLC, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (t) 50,000 shares of Common Stock issuable pursuant to the Technology Member Correspondent Agreement dated on or about November 1, 1998, between the Company and Mortgage Loan Specialists, Inc., and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (u) 50,000 shares of Common Stock issuable pursuant to the Technology Member Correspondent Agreement dated on or about November 1, 1998, between the Company and First Capital, Inc., and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Common Stock, (v) 18,650 shares of Series D Preferred Stock issuable upon the exercise of the warrants held by Dominion Fund III, any Common Stock issuable in conversion of the Series D Preferred Stock issued thereunder, and any additional shares required to be issued thereunder to adjust for any stock split, stock dividend or combination of Series D Preferred Stock or Common Stock, and (w) 6,668 shares of Common Stock issuable upon exercise of the warrants held by the holders of 12% Senior Subordinated Notes dated February 9, 1999.

         3.06. Reduction in Number of Initial Shares. In the event that the Company shall have redeemed, in full, the Company's 12% Senior Subordinated Notes, due February 26, 2001, issued to the Purchaser pursuant to the Purchase Agreement, together with all interest due thereon, on or before February 26, 2000, the initial number of shares set forth in the introductory sentence hereof shall automatically be reduced from 6,668 to 3,334 (such numbers being subject to further adjustment in accordance with this Article 3). There shall not be any adjustment in the Exercise Price in connection with any such reduction.


4.       DEFINITIONS AND ACCOUNTING TERMS

         As used herein, the following terms shall have the following meanings:

                  "Aggregate Consideration Receivable" shall have the meaning assigned to such term in Section 3.01.

                  "Common Stock" shall have the meaning assigned to such term in the introductory sentence hereof.


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                  "Company" shall have the meaning assigned to such term in the introductory sentence hereof.

                  "Exercise Price" shall have the meaning assigned to such term in the introductory sentence hereof. Notwithstanding anything to the contrary contained herein, in the event that the Company consummates an Initial Public Offering of its Common Stock on or prior to February 26, 2001, the Exercise Price shall be equal to the price per share of such Common Stock immediately prior to the effectiveness of the registration statement filed under the Securities Act of 1933, as amended, in connection with the Initial Public Offering.

                  "Expiration Date" shall mean February 26, 2009.

                  "Fair Market Value" shall mean the fair market value of the Company, determined in good faith by the Board of Directors, calculated on a per share basis.

                  "Initial Public Offering" shall mean an initial public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.

                  "Purchase Agreement" shall mean the $8,000,000 Note Purchase Agreement dated February 26 , 1999, by and among the Company, the Purchaser and certain other Persons named therein.

                  "Purchaser" shall have the meaning assigned to such term in the introductory sentence hereof.

                  "Warrants" shall mean this Warrant and all other Warrants issued by the Company pursuant to the Purchase Agreement, together with all Warrants issued in exchange, transfer or replacement thereof.

                  "Warrant Shares" shall mean any shares of Common Stock that are issuable upon the exercise of any Warrant.


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5.       MISCELLANEOUS

         5.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the holder of this Warrant in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         5.02. Amendments, Waivers and Consents. Any provision in this Warrant to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to the Warrants may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the holders of at least a majority of the Warrant Shares, and (b) shall deliver copies of such consent in writing to any holders who did not execute such consent; provided that no consents shall be effective (i) to amend any of the provisions of the Warrants pertaining to the Exercise Price or the number of shares of Common Stock purchasable upon the exercise of any Warrant or (ii) to reduce the percentage in interest of the Warrant Shares the consent of the holders of which is required under this Section 5.02. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         5.03. Addresses for Notices. Any notice, demand, request, waiver or other communication hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served, on the date of transmission if sent by telecopier (with confirming copy sent by a nationally recognized express overnight courier service) or on the first business day after mailing if mailed to the party to whom notice is given, by a nationally recognized courier service and addressed as follows:

         To the Company:                  Mortgage.com, Inc.
                                          8751 Broward Blvd., 5th Floor
                                          Plantation, Florida 33324
                                          Attention: Seth S. Werner

         With a copy to:                  Foley & Lardner
                                          200 Laura Street
                                          Jacksonville, Florida 32202
                                          Attention:  Luther F. Sadler, Esq.

         To any holder:                   At its address set forth on the
                                          record books of the Company

         With a copy to:                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                          Goodwin Square
                                          225 Asylum Street
                                          Hartford, CT 06103
                                          Attn: Edward A. Reilly, Jr., Esq.

         5.04. Binding Effect; Assignment. This Warrant shall be binding upon and inure to the benefit of each of the Company and the holder hereof and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein.

         5.05. Severability. The provisions of this Warrant are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Warrant shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Warrant; but the terms of this Warrant shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         5.06. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, AND WITHOUT GIVING EFFECT TO CHOICE OF LAW PROVISIONS.

         5.07. Headings. Article, section and subsection headings in this Warrant are included herein for convenience of reference only and shall not constitute a part of this Warrant for any other purpose.

         5.08. Specific Enforcement. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holder hereof shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which it may be entitled at law or equity.

         5.09.    Notices of Record Date.  In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be sent by a nationally recognized overnight courier, hand delivery or facsimile at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

         WITNESS the signature of the proper officer of the Company as of the date first above written.

                                             MORTGAGE.COM, INC.



                                             By ____________________________
                                             Name:
                                             Title:
ATTEST:


___________________________
Secretary

                                    Exhibit A

                              [FORM OF ASSIGNMENT]


                   (To be executed by the registered holder if
                  such holder desires to transfer the Warrant)


                  FOR VALUE RECEIVED,_____________________________ hereby sells, assigns and transfers unto
________________________________________________________________________________

the accompanying Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the accompanying Warrant on the books of the Company of such Warrant, with full power of substitution.

Dated:________________________,________.


                                                 [HOLDER OF WARRANT]



                                                 By ____________________________



                                     NOTICE

                  The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                         [FORM OF ELECTION TO PURCHASE]


                   (To be executed by the registered holder if
                  such holder desires to exercise the Warrant)


To MORTGAGE.COM, INC.

         The undersigned hereby irrevocably elects to exercise the accompanying Warrant to purchase _____ shares of Common Stock issuable upon the exercise of such Warrant and requests that certificates for such shares be issued in the name of:


________________________________________________________________________________
(Please print name and address)

________________________________________________________________________________
(Please insert social security number or other identifying number)


If such number of shares of Common Stock shall not be all the shares of Common Stock purchasable upon the exercise of the accompanying Warrant, a new Warrant for the balance of such remaining shares of Common Stock shall be registered in the name of and delivered to:


________________________________________________________________________________
(Please print name and address)

________________________________________________________________________________
(Please insert social security number or other identifying number)


Dated:_____________________,__________.


                                                         [HOLDER OF WARRANT]



                                                         By_____________________

                                     NOTICE

                  The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.